For Immediate Release

Contact:                 James R. Moore, CFO or Willing L. Biddle, COO
Urstadt Biddle Properties Inc.
(203) 863-8200

Urstadt Biddle Properties Inc.  Reports
Operating Results For Second Quarter And First Half of Fiscal 2007

GREENWICH, CONNECTICUT, June 8, 2007 - Urstadt Biddle Properties Inc. (NYSE:UBA and UBP), a real estate investment trust, today announced its second quarter and six months financial results for the period ended April 30, 2007.

Diluted funds from operations (“FFO”) for the quarter ended April 30, 2007 amounted to $13,811,000 or $0.50 per Common share and $0.55 per Class A Common share compared to $7,104,000 or $0.25 per Common share and $0.28 per Class A Common share in the second quarter of fiscal 2006.  For the first six months of fiscal 2007, diluted FFO amounted to $21,957,000 or $0.78 per Common share and $0.87 per Class A Common share compared to $14,445,000 or $0.52 per Common share and $0.58 per Class A Common share in the same period of fiscal 2006.

Net income from continuing operations applicable to Common and Class A Common stockholders for the quarter was $10,289,000 or $0.37 per diluted Common share and $0.41 per diluted Class A Common share compared to $3,634,000, or $0.14 per diluted Common share and $0.15 per diluted Class A Common share in last year’s second quarter.  Net income from continuing operations applicable to Common and Class A Common stockholders for the first six months of fiscal 2007 was $14,985,000 or $0.54 per diluted Common share and $0.60 per diluted Class A Common share compared to $7,652,000 or $0.29 per diluted Common share and $0.32 per diluted Class A Common share, for the same period last year.  Net income in the six-month and three-month periods ended April 30, 2007 included a gain on sale of property of $11,409,000.

FFO and net income from continuing operations applicable to Common and Class A Common stockholders for the six month and three month periods ended April 30, 2007 include income from the settlement of a lease guaranty obligation of $6,000,000.

Willing Biddle, President, commented that “This quarter’s operating results reflect a slightly higher occupancy level compared to a year ago and an increase in rental revenue growth in 2007 in the core portfolio.  At April 30, 2007, our core portfolio was nearly 98% leased.  We are pleased to report that most of our retail lease renewals and new tenant leases signed during this quarter were at generally higher rental rates than the expired rates.”   Mr. Biddle also noted that “During the quarter, we completed the sale of our remaining non-core retail property in Tempe, Arizona at an $11.4 million gain and reinvested the net proceeds into the purchase a grocery anchored shopping center in Emerson, New Jersey.”

Mr. Biddle continued, “We expect to commence renovation at the Emerson property shortly and anticipate that rents at the center over the next twelve months will be increased through renovations and  re-tenanting.  We also succeeded during the quarter in delivering 107,000 square feet of retail space to BJ’s Wholesale Club at our Stratford, CT shopping center.  The space had been vacant for several years although the former tenant’s rent had been guaranteed through 2016.  In addition, we executed a 20,000 sf lease with Modell’s Sporting Goods at our Stamford, CT shopping center.  Both tenants expect to open this fall.  We have purchased two retail properties totaling 104,000 square feet in our core market since the beginning of this fiscal year.

 We are optimistic about the financial performance of the Company for the balance of the year and one of our primary objectives is to continue to seek high quality property acquisitions that will be accretive to our earnings.”

At their regular quarterly meeting, the Directors of Urstadt Biddle Properties Inc. declared regular quarterly dividends on the Company’s Class A Common Stock (UBA) and Common Stock (UBP).  The dividends were declared in the amount of 23.0¢ for each share of Class A Common Stock and 20.75¢ for each share of Common Stock.  The dividends were declared at the same rate as the previous quarter and are the 150th consecutive quarterly dividends declared since the Company began operating in 1969.

UBP is a self-administered equity real estate trust providing investors with a means of participating in ownership of income-producing properties with investment liquidity. UBP owns thirty-seven (38) properties containing 3.7 million square feet of space.

Non-GAAP Financial Measure
Funds from Operations (“FFO”)

The Company considers FFO to be a meaningful additional measure of operating performance because it primarily excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure.  FFO is presented to assist investors in analyzing the performance of the Company.  The Company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities.  FFO is helpful as it excludes various items included in net income that are not indicative of the Company’s operating performance, such as gains (or losses) from sales of property and depreciation and amortization.  The Company has adopted the definition suggested by the National Association of Real Estate Investment Trusts (“NAREIT”).  The Company defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures.  FFO does not represent cash flows from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.  Since all companies do not calculate FFO in a similar fashion, the Company’s calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

Urstadt Biddle Properties inc. (NYSE: UBA and UBP)
Six Months and Three Months Ended April 30, 2007 and 2006
 (In thousands, except per share data)
(UNAUDITED)

	Six Months Ended		Three Months Ended
	April 30,		April 30,
	2007	2006	2007	2006
Revenues
Base rents	$28,690	$27,373	$14,213	$13,621
Recoveries from tenants	8,922	9,068	4,303	4,527
Settlement of lease guaranty obligation	6,000	-	6,000	-
Lease termination income	115	-	115	-
Mortgage interest and other	643	332	532	140
	44,370	36,773	25,163	18,288

Expenses
Property operating	6,313	6,577	3,314	3,363
Property taxes	5,340	4,974	2,749	2,511
Depreciation and amortization	6,631	6,416	3,365	3,275
General and administrative	2,478	2,488	1,198	1,167
Directors' fees and expenses	126	144	54	52
	20,888	20,599	10,680	10,368

Operating Income	23,482	16,174	14,483	7,920
Interest expense	(3,961)	(4,244)	(2,006)	(2,115)
Interest, dividends and other investment income	231	487	196	211

Income before Minority Interest and Discontinued Operations	19,752	12,417	12,673	6,016

Minority interest in consolidated joint venture	(96)	(94)	(49)	(47)
Income from Continuing Operations before Discontinued Operations	19,656	12,323	12,624	5,969
Discontinued Operations:
Income from discontinued operations	252	241	135	125
Gain on sale of property	11,409	-	11,409	-
Income from Discontinued Operations	11,661	241	11,544	125
Net Income	31,317	12,564	24,168	6,094
Preferred stock dividends	(4,671)	(4,671)	(2,335)	(2,335)

Net Income Applicable to Common and Class A Common Stockholders	$26,646	$7,893	$21,833	$3,759

Diluted earnings per share:
Per Common Share:
Income from continuing operations	$0.54	$0.29	$0.37	$0.14
Income from discontinued operations	$0.41	$-	$0.41	$-
Net Income Applicable to Common Stockholders	$0.95	$0.29	$0.78	$0.14

Per Class A Common Share:
Income from continuing operations	$0.60	$0.32	$0.41	$0.15
Income from discontinued operations	$0.46	$-	$0.45	$-
Net Income Applicable to Class A Common Stockholders	$1.06	$0.32	$0.86	$0.15

Weighted Average Number of Shares Outstanding:
Common and Common Equivalent	7,297	7,168	7,331	7,187
Class A Common	18,738	18,656	18,737	18,669

Urstadt Biddle Properties inc. (NYSE: UBA and UBP)
Six Months and Three Months Ended April 30, 2007 and 2006
 (In thousands, except per share data)

Reconciliation of Net Income Available to Common Stockholders
to Funds from Operations (amounts in thousands, except per share data)

	Six Months Ended		Three Months Ended
	April 30,		April 30,
	2007	2006	2007	2006
Net Income Applicable to Common and
Class A Common Stockholders	$26,646	$7,893	$21,833	$3,759

Plus: Real property depreciation	5,141	4,924	2,599	2,492
Amortization of tenant improvements and allowances	1,148	1,149	587	637
Amortization of deferred leasing costs	293	299	152	126
Minority interests	96	94	49	47
Depreciation and amortization on discontinued operations	42	86	-	43
Less: Gain on Sale of Property	(11,409)	-	(11,409)	-

Funds from Operations (Diluted)	$21,957	$14,445	$13,811	$7,104

Per Share:
Funds from Operations (Diluted):
Common	$0.78	$0.52	$0.50	$0.25
Class A Common	$0.87	$0.58	$0.55	$0.28

Balance Sheet Highlights
(in thousands)
	April 30,	October 31,
	2007	2006
	(Unaudited)
Assets
Real Estate investments before accumulated depreciation	$513,884	$495,543
Total Assets	$468,780	$451,350

Liabilities
Secured revolving credit line and mortgage notes payable	$106,520	$104,341
Total liabilities	$113,987	$112,829

Redeemable Preferred Stock	$52,747	$52,747

Minority interest	$5,318	$5,318

Total shareholders’ equity	$296,728	$280,456